EXHIBIT (21)

Subsidiaries of the Registrant

Name of Subsidiary/Affiliate	Jurisdiction Under Which Incorporated or Organized

Engelhard Belgium BVBA	Belgium
Engelhard Do Brasil Industria E Commercio LTDA	Brazil
Engelhard (BVI) Corporation	British Virgin Islands
Engelhard Canada, ULC	Canada
Engelhard International Holdings Company	Cayman Islands
Engelhard China Ltd.	China
Engelhard Environmental Technologies (Shanghai) Ltd	China
Engelhard (Shanghai) Co. Ltd.	China
Engelhard Performance Technologies (Shanxi) Co., Ltd.	China
Engelhard Process Technologies (Nanjing) Co., Ltd.	China
Engelhard Pigments OY	Finland
Bioetica SA	France
Engelhard Lyon, SA	France
Engelhard S.A.	France
Engelhard (France) SARL	France
Engelhard Holdings France, SAS	France
Engelhard Holdings GmbH	Germany
Engelhard Process Chemicals GmbH	Germany
Engelhard Technologies GmbH	Germany
Engelhard Asia Pacific (Hong Kong) Ltd.	Hong Kong
Engelhard Asia Pacific (India) Private Limited	India
Engelhard Environmental Systems India Pvt. Ltd	India
Engelhard Italiana S.P.A.	Italy
Engelhard Platinum Sensors Srl	Italy
Engelhard Srl	Italy
Engelhard Metals Japan, Ltd.	Japan
N.E. Chemcat Corporation	Japan
Engelhard Coletica KK	Japan
Engelhard Asia Pacific (Korea) Ltd.	Korea
Engelhard Luxembourg Sarl	Luxembourg
Engelhard Mexicana S.A. de C.V.	Mexico
Engelhard De Meern, B.V.	The Netherlands
Engelhard Investment Europe B.V.	The Netherlands
Engelhard Netherlands, B.V.	The Netherlands
Engelhard NL Finance C.V.	The Netherlands
Engelhard Pigments and Additives Europe, B.V.	The Netherlands
Engelhard Terneuzen, B.V.	The Netherlands
H. Drijfhout & Zoon’s Edelmetaalbedrijen B.V.	The Netherlands
Kokoa Investment B.V.	The Netherlands
Engelhard Peru S.A.	Peru
Engelhard Pts Asia Pacific Pte. Ltd.	Singapore
Engelhard South Africa Proprietary, Ltd.	South Africa
Heesung-Engelhard	South Korea
Engelhard Catalyst Center - Tarragona, S.L.	Spain
ECT Environmental Technologies AB	Sweden
Engelhard Metals A.G.	Switzerland
Engelhard Chemcat (Thailand) Ltd.	Thailand
Engelhard Europe Finance Limited	United Kingdom
Engelhard International, Ltd.	United Kingdom
Engelhard Limited	United Kingdom
Engelhard Metals, Ltd.	United Kingdom
Engelhard Pension Trustees Limited	United Kingdom
Engelhard Sales, Ltd.	United Kingdom

Name of Subsidiary/Affiliate	Jurisdiction Under Which Incorporated or Organized

Engelhard Technologies, Ltd.	United Kingdom
Engelhard Trustee Co. Ltd.	United Kingdom
The Sheffield Smelting Co., Ltd.	United Kingdom
Engelhard European Holdings Limited	United Kingdom
Engelhard Export Corporation	U.S. Virgin Islands
Engelhard West, Inc.	California
Engelhard Metals Holding Corp.	California
EC Delaware, Inc.	Delaware
EAP Holdings, LLC	Delaware
Engelhard Aluminas, Inc.	Delaware
Engelhard Asia-Pacific, LLC	Delaware
Engelhard C Cubed Corporation	Delaware
Engelhard DT, Inc.	Delaware
Engelhard EM Holding Company	Delaware
Engelhard Energy Corporation	Delaware
Engelhard Equity, LLC	Delaware
Engelhard Financial, LLC	Delaware
Engelhard Introducing Broker, Inc.	Delaware
Engelhard Long Island, Inc.	Delaware
Engelhard Pollution Control, Inc.	Delaware
Engelhard Power Marketing, Inc.	Delaware
Engelhard Strategic Investments Incorporated	Delaware
Engelhard Supply Corporation	Delaware
Mustang Property Corporation	Delaware
Mearl, LLC	Delaware
Engelhard Hexcore, L.P.	Delaware
Engelhard PM, L.P.	Delaware
St. Mary’s Axe Corporation	Delaware
Prodrive-Engelhard, LLC	Michigan
Harshaw Chemical Company	New Jersey
CTN Assurance Company	Vermont

The names of other subsidiaries have been omitted since such subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as that term is defined in Rule 12b-2 (17 CFR 240.12b-2) promulgated under the Securities Exchange Act of 1934.